SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  Soliciting Material Under Rule
[_]  Confidential, For Use of the              14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials




                           Perot Systems Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:

________________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:

________________________________________________________________________________
5)   Total fee paid:

________________________________________________________________________________
[_]  Fee paid previously with preliminary materials:

________________________________________________________________________________
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)   Amount previously paid:

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     2)   Form, Schedule or Registration Statement No.:

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     3)   Filing Party:

________________________________________________________________________________
     4)   Date Filed:

________________________________________________________________________________

                            PEROT SYSTEMS CORPORATION
                            12404 Park Central Drive
                               Dallas, Texas 75251


                    Notice of Annual Meeting of Stockholders
                             Wednesday, May 9, 2001
                        2:00 p.m. - Central Daylight Time

                          The Westin Park Central Hotel
                                12720 Merit Drive
                               Dallas, Texas 75251


                                  April 3, 2001


To our Stockholders

On behalf of the Board of Directors, you are cordially invited to attend the 2001 Perot Systems Corporation Annual Meeting of Stockholders to:

o    elect directors;
o adopt the 2001 Long-Term Incentive Plan and approve the reservation of shares under the plan;
o    approve the grant of a stock option to our Chief Executive Officer;
o    ratify the appointment of our independent public accountants for 2001; and
o    conduct any other business properly brought before the Annual Meeting.

Voting is limited to stockholders of record at the close of business on March 12, 2001.

If you plan to attend the meeting in person, please bring to the Annual Meeting one of the admission tickets provided with these proxy materials.

                                                  Sincerely yours,



                                                  Ross Perot
                                                  Chairman

                            PEROT SYSTEMS CORPORATION


                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS


Perot Systems Corporation is furnishing you with this Proxy Statement on behalf of its Board of Directors to solicit proxies for its Annual Meeting of Stockholders and any adjournments or postponements of the Annual Meeting. The Annual Meeting will be held at The Westin Park Central Hotel, 12720 Merit Drive, Dallas, Texas on Wednesday, May 9, 2001, at 2:00 p.m. local time. We first mailed these proxy materials to Stockholders on or about April 3, 2001.


                               PURPOSE OF MEETING

We are holding the Annual Meeting for the Stockholders to consider and act upon the proposals summarized in the accompanying Notice of Annual Meeting. We have described each proposal in more detail in this Proxy Statement.


                             VOTING AND SOLICITATION

Right to Vote and Record Date

Our Class A Common Stock, par value $.01 per share, is the only type of security entitled to vote at the Annual Meeting. Each share of Class A Common Stock that you owned on March 12, 2001 entitles you to one vote for six nominees for director and one vote on each other proposal brought before the Annual Meeting. On March 12, 2001, there were 96,164,260 shares of Class A Common Stock outstanding.

Voting at the Annual Meeting

If your shares of Class A Common Stock are registered directly with Mellon Investor Services, you are a "record holder" and may vote in person at the Annual Meeting. If you hold your shares through a stockbroker, bank or other nominee, you are a "beneficial holder" and, in order to vote in person at the Annual Meeting, you must obtain a proxy from your broker or nominee. Otherwise, beneficial holders must submit their voting instructions through their broker or nominee.



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


Voting By Proxy

Whether or not you are able to attend the Annual Meeting, we urge you to vote. You can vote your shares using one of the following methods:

     o    the Internet website shown on the proxy card,
     o    by telephone using the toll-free number shown on the proxy card, or
     o    a completed and returned written proxy card.

We must receive votes submitted through the Internet or by telephone by 11:59 p.m., Eastern Daylight Time, on May 8, 2001. Internet and telephone voting are available 24 hours a day, and if you use one of those methods, you do not need to return a proxy card. You can also vote in person at the Annual Meeting as described above, and submitting your voting instructions by any of the methods mentioned above will not affect your right to attend the Annual Meeting and vote.

If you vote by phone or via the Internet, please have your social security number and proxy or voting instruction card available. The sequence of numbers appearing on your card and your social security number are necessary to verify your vote.

How Your Proxy Will Be Voted

The proxy holders will vote as you direct if you properly complete your proxy. If you submit a proxy but do not provide directions on how to vote, your proxy will be voted as follows:

     o    FOR the nominees of the Board of Directors (Proposal 1),
     o FOR approval of the Perot Systems Corporation 2001 Long-Term Incentive Plan and the reservation of shares under the plan (Proposal 2),
     o FOR approval of the grant of a stock option to our Chief Executive Officer (Proposal 3),
     o FOR the ratification of the appointment of PricewaterhouseCoopers LLP as independent public accountants for the fiscal year ending December 31, 2001 (Proposal 4), and
     o In the discretion of the proxy holders, for any other matters that may properly come before the Annual Meeting.

Changing Your Vote

You may revoke or change your proxy at any time before the Annual Meeting. The procedures for changing your vote differ depending on how you own your shares. If you are a "record holder" of your Perot Systems shares, you may change your vote by:

     o submitting another proxy with a later date before the beginning of the Annual Meeting,



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


     o sending a written notice of revocation to the Secretary of Perot Systems at 12404 Park Central Drive, Dallas, Texas 75251 that is received before the beginning of the Annual Meeting, or
     o    attending the Annual Meeting and voting in person.

If you are a "beneficial holder" of your Perot Systems shares, you may change your vote by submitting new voting instructions to your broker or nominee.

Vote Required

Board of Directors

The six nominees receiving the highest number of affirmative votes of shares of the Class A Common Stock will be elected directors of Perot Systems and will serve until the next Annual Meeting and until their successors have been elected and qualified. Perot Systems does not have cumulative voting for the election of directors. Cumulative voting would give each stockholder a number of votes for director equal to the shares owned by the stockholder times the number of directors being elected. The stockholder would be able to distribute these votes among as many (or as few) directors as that stockholder desired.

All Other Matters

Approval of all other matters to be considered at the Annual Meeting requires the affirmative vote of a majority of the shares of Class A Common Stock present or represented by proxy and entitled to vote at the Annual Meeting.

Broker Non-Votes and Abstentions

We will count abstentions and broker non-votes to determine whether a quorum is present. (A broker non-vote occurs when a broker votes on some matters but not on others, because he or she does not have the authority to do so.) Abstentions and broker non-votes will not be counted toward a nominee's total and will not be treated as entitled to vote on other proposals before the Annual Meeting. Except with regard to the election of directors, an abstention from voting on a proposal will have the same legal effect as a vote cast against the proposal.

Solicitation of Proxies

Perot Systems will pay all costs of the solicitation. We will furnish copies of solicitation material to fiduciaries and custodians holding shares in their names that are beneficially owned by others. We will conduct the original solicitation by mail or, in cases where the Stockholder has previously consented to electronic delivery, by electronic means. We may supplement the original solicitation with a solicitation by telephone, telegram, or other means by our directors, officers, or employees. We will not pay additional



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


compensation to these individuals for their services. We do not plan to solicit proxies by means other than those described above.


                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

General

Perot Systems is proposing the reelection of all of its current directors. We have listed the nominees and their positions and offices with Perot Systems below. The proxy holders will vote all proxies received in the accompanying form for the nominees listed below unless you instruct them otherwise. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote the proxies for any nominee designated by the current Board to fill the vacancy. The Board is not aware of any nominee who is unable or who will decline to serve as a director.

The Board recommends that the Stockholders vote "FOR" the election of each of the nominees listed below.


Directors and Their Business Experience

Ross Perot is Chairman of the Board and has served as a director of Perot Systems since 1997. Mr. Perot is a founder of Perot Systems, served as Perot Systems' President and Chief Executive Officer from November 1997 through August 2000 and served as a director from 1988 through 1994. Mr. Perot is currently a private investor. Age 70.

Ross Perot, Jr. is President and Chief Executive Officer of the Company and has served as a director since 1988. Mr. Perot is a director of Hillwood Development Corporation, a real estate development company. Mr. Perot is the son of Ross Perot. Age 42.

Steve Blasnik has served as a director of Perot Systems since 1994. Mr. Blasnik is a director and President of Perot Investments, Inc., a private investment firm affiliated with Ross Perot. Mr. Blasnik also serves as a director and member of the compensation committee of Zonagen, Inc. Age 43.

James Champy is a Vice President of Perot Systems and has served as a director since 1996. Mr. Champy previously served as Corporate Vice President and Chairman - Consulting Group of Computer Sciences Corporation and was a founder and former Chairman and Chief Executive Officer of CSC Index. Age 58.



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


William K. Gayden has served as a director of Perot Systems since 1998. Mr. Gayden is the founder and President of Merit Energy Company. Mr. Gayden previously served as President of EDS World Corporation and was a former Senior Vice President and Director of Electronic Data Systems Corporation. Age 59.

Carl Hahn has served as a director of Perot Systems since 1993. Mr. Hahn is currently a private investor. Mr. Hahn previously served as Chairman of Saurer Ltd., a manufacturer of textile machines, and Chairman of the Board of Management of Volkswagen AG. Mr. Hahn also serves as a director of Gerling AG, Hawesko, A.G. and Sachsenring, AG. Age 74.

Board and Committee Meetings

The Board met seven  times in 2000.  The  Board has  established  the  Executive
Committee and the Audit Committee to assist in the discharge of the Board's responsibilities. The Board may establish other committees to facilitate the management of Perot Systems or for other purposes it deems appropriate. Each director attended at least 86% of the Board meetings during 2000.

Executive Committee

The Executive Committee consists of Ross Perot, Ross Perot, Jr., and Steve Blasnik. The Executive Committee did not meet in 2000. Generally, the Executive Committee has the full power and authority of the Board in the management of the business and affairs of Perot Systems, except with respect to matters that cannot be delegated under Delaware law.

Audit Committee

The Audit Committee consists of William K. Gayden and Carl Hahn. The Audit Committee met four times in 2000. Both members of the Audit Committee attended all meetings of the Audit Committee.

The Audit  Committee  assists the Board in  fulfilling  its  responsibility  for oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of Perot Systems. The Audit Committee's activities are governed by a charter that the Board reassesses annually. A copy of our Audit Committee charter is attached as Appendix A. The Audit Committee's primary responsibilities and duties are to review Perot Systems' annual financial statements and the professional services provided by our independent public accountants, including the scope of their audit coverage, the auditor's reports to management and management's responses to such reports, and the independence of such accountants from Perot Systems' management. The Audit Committee also reviews the scope of Perot Systems' internal audits, the internal auditors' reports to management and management's responses to such reports, the effectiveness of Perot Systems' internal audit staff, stock and stock option grants to Perot Systems' executive officers, possible



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


violations of Perot Systems' Standards and Ethical Principles, and such other matters with respect to the accounting, auditing and financial reporting practices and procedures of Perot Systems as it may find appropriate or as have been brought to its attention.

Director Compensation

Perot Systems compensates its non-employee directors $2,000 for each meeting of the Board attended in person. Employee directors receive no additional compensation for attending Board or committee meetings. Our directors are reimbursed for their reasonable travel-related and other out-of-pocket expenses associated with attending Board and committee meetings.

Perot Systems' 1996 Non-Employee Director Stock Option/Restricted Stock Incentive Plan provides for the issuance of nonqualified stock options or restricted stock to our non-employee directors. The Board administers the Non-Employee Director Plan and has the authority to interpret it. Directors who are not employees of Perot Systems are eligible to receive awards under the Non-Employee Director Plan. Perot Systems makes grants to new directors upon election to the Board and to existing directors at completion of the original vesting schedule for existing options or restricted shares. The Non-Employee Director Plan currently provides for a grant to each eligible director of (i) an option to purchase 40,000 shares of Class A Common Stock vesting over five years or (ii) the right to purchase 40,000 restricted shares of Class A Common Stock vesting over five years. The exercise price of options or the purchase price of restricted shares of Class A Common Stock must be at least equal to 100% of the fair value of the Class A Common Stock on the date of the award.


                                 PROPOSAL NO. 2

                                 APPROVAL OF THE
                          2001 LONG-TERM INCENTIVE PLAN


On March 7, 2001, the Board adopted the Perot Systems Corporation 2001 Long-Term Incentive Plan (the "Plan"), subject to Stockholder approval. Upon receiving Stockholder approval, Perot Systems will terminate all of its previously authorized stock and stock option plans, except the 1996 Non-Employee Director Stock Option/Restricted Stock Incentive Plan. The terminated plans will include the 1988 Restricted Stock Plan, 1989 Pioneer Stock Option Plan, 1991 Stock Option Plan, 1992 Advisor Stock Option/Restricted Stock Incentive Plan, and 1996 Advisor and Consultant Stock Option/Restricted Stock Incentive Plan. The Company will reserve for issuance under the Plan the number of shares of Class A Common Stock that have not been awarded under the old plans, plus any shares that become available when awards under the old plans expire, become unexercisable or are repurchased. As of March 1, 2001, this number was 15,106,650 shares. As of today, Perot Systems has not granted any awards under the Plan, and has not planned any awards under the Plan except for the proposed award to Ross Perot, Jr. described in Porposal No. 3.

Perot Systems is not asking you to ratify any awards for which shares were not available under any of the plans to be terminated.

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


You are being asked to approve the Plan and the reservation of shares to be issued under the Plan so that those shares will qualify for special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

Our Board recommends that you vote "FOR" the approval of the Perot Systems Corporation 2001 Long-Term Incentive Plan and the reservation of shares to be issued under the Incentive Plan.

Summary of the Plan

General

Our Plan is designed to encourage our Associates and other contributors to our success to own stock in Perot Systems and to act in the Stockholders' best interests. Under the Plan, we may award stock options, stock and cash. The options we grant under the Plan may be either "incentive stock options," as defined in Section 422 of the Code, or non-statutory stock options.

Administrator

The Administrator of the Plan will be the Board or a committee that has been delegated the responsibility of administration by the Board.

Eligibility

Under the Plan, employees and consultants of Perot Systems, its affiliates and subsidiaries will be eligible to receive non-statutory stock options, stock awards and cash awards. Only employees of Perot Systems or its subsidiaries will be eligible to receive incentive stock options. The Administrator will have the discretion to select the employees and consultants to whom options, stock awards and cash awards may be granted, the time or times at which awards are granted, and the number of shares covered by each grant.

Limitations

Section 162(m) of the Code places limits on the deductibility for federal income tax purposes of compensation paid to certain executive officers of Perot Systems. In order to preserve Perot Systems' ability to deduct the compensation income associated with options granted to such persons, the Plan provides that no employee, director or consultant may be granted, in any fiscal year of Perot Systems, options to purchase more than 2,000,000 shares of Class A Common Stock.

Terms and Conditions of Options



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


An option agreement between Perot Systems and the recipient of the option will contain the terms and conditions of each grant or award. The Plan requires that each grant or award be subject to the following terms and conditions:

     Exercise Price

The Administrator will determine the exercise price of options at the time the options are granted. The exercise price of any incentive stock option will not be less than 100% of the fair market value of the Class A Common Stock on the date the option is granted. The exercise price of a non-statutory stock option will not be less than 85% of the fair market value of the Class A Common Stock on the date such option is granted, although certain replacement options with lower exercise prices may be granted to employees or consultants of entities acquired by Perot Systems. The fair market value of the Class A Common Stock is the last reported sale price on the New York Stock Exchange for the stock on the date the option is granted (or if no sales were reported that day, the last preceding day a sale occurred). As of March 12, 2001, the last reported sales price of Class A Common Stock was $11.99 per share.

     Exercise of Option; Form of Consideration

The Administrator determines when options will become exercisable and, in its discretion, may accelerate the vesting of any outstanding option. Each option agreement will specify the means of payment for shares issued under that agreement. The Plan permits payment to be made by cash, check, wire transfer, other shares of Class A Common Stock of Perot Systems (with some restrictions), broker-assisted same-day sales, any other form of consideration permitted by applicable law, or any combination thereof.

     Term of Option

The term of an incentive stock option may be no more than ten years from the date of grant. The term of any other option may be no more than 11 years from the date of grant. No option may be exercised after the expiration of its term.

     Termination of Employment

If an option holder's employment or consulting relationship terminates for any reason (except death, total disability or retirement due to age), then all options held by the option holder under the Plan generally terminate 90 days after the option holder's termination.



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


     Death, Total Disability or Retirement Due to Age

If an option holder's employment or consulting relationship terminates as a result of the option holder's death, then all unvested options will immediately vest and all options may be exercised for the remaining term of the options. If an option holder's employment or consulting relationship terminates as a result of the option holder's total disability, then all unvested options will continue to vest so long as the total disability continues and the option holder may exercise the option for the remaining term of the option. If an option holder's employment or consulting relationship terminates as a result of the option holder's retirement due to age, then all unvested options will generally terminate immediately and the option holder may exercise any vested options within one year after the date of such retirement, provided that no option may be exercised after the expiration of its term.

     Nontransferability of Options

Unless otherwise determined by the Administrator, options granted under the Plan will not be transferable other than by will or the laws of descent and distribution and may be exercised during the option holder's lifetime only by the option holder.

     Other Provisions

The stock option agreement may contain other terms, provisions and conditions not inconsistent with the Plan, as determined by the Administrator.

Stock Awards

In the case of stock awards, unless the Administrator determines otherwise, the restricted stock agreement will provide that any unvested stock is forfeited back to Perot Systems upon the award recipient's termination of employment for any reason (except death or total disability). Upon total disability of the award recipient, the forfeiture provisions of the restricted stock will continue to lapse as long as the total disability continues to exist. The forfeiture provisions for the restricted stock will generally lapse at a rate determined by the Administrator. Upon the death of an award recipient, the forfeiture provisions will lapse.

Cash Awards

The Administrator may grant cash awards, which entitle the recipient to a cash payment upon meeting predetermined goals set by the Administrator.

Adjustments Upon Changes in Capitalization, Merger or Sale of Assets

In the event that Perot Systems' stock changes by reason of any stock split, dividend, combination, reclassification or other similar change in Perot Systems' capital structure effected without the receipt of consideration, appropriate adjustments will be made in the number and class of shares of stock subject to the Plan, the number and class of shares of stock subject to any option or stock award outstanding under the Plan, and the exercise price of any such outstanding option or stock award.

In the event of a liquidation or dissolution of Perot Systems, any unexercised options or stock awards will terminate. The Administrator, in its discretion, may provide that each option holder will have the right to exercise all of the option holder's options, including those not otherwise exercisable, and be fully vested in any stock awards until the date ten days prior to the consummation of the liquidation or dissolution.

In the event of a change of control of Perot Systems, as determined by the Board, the Board, in its discretion, may provide for the assumption, substitution or adjustment of each outstanding award, accelerate the vesting of options and terminate any restrictions on stock awards or cash awards, or cancel awards for a cash payment to the award recipient.

Amendment and Termination of the Plan

The Board may amend, alter, suspend or terminate the Plan, or any part thereof, at any time and for any reason. However, Perot Systems will obtain Stockholder approval for any amendment to the Plan if approval is necessary to comply with applicable laws. No such action by the Board or Stockholders may alter or impair any option or award previously granted under the Plan without the written consent of the award recipient. Unless terminated earlier, the Plan will terminate ten years from the later of the date the Plan or any amendment to add shares to the Plan is adopted by the Board of Perot Systems and approved by the Stockholders.

New Plan Benefits

Because benefits under the Plan will depend on the Administrator's actions and the fair market value of the Class A Common Stock at future dates, it is not possible to determine the benefits that will be received by our directors, executive officers and other employees if the Plan is approved by the Stockholders.

Federal Income Tax Consequences

Incentive Stock Options

An option holder who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the option holder to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. Net capital gains on shares held more than 12



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


months are generally taxed at a maximum federal rate of 20%. Capital losses are generally allowed in full against capital gains and up to $3,000 against other income. If the above holding periods are not satisfied, the option holder recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. A different rule for measuring ordinary income upon a premature disposition may apply if the option holder is also an officer, director or 10% stockholder of Perot Systems. Unless limited by Section 162(m) of the Code, Perot Systems is entitled to a deduction in the same amount as and at the time the option holder recognizes ordinary income.

Non-Statutory Stock Options

An option holder does not recognize any taxable income at the time he or she is granted a non-statutory stock option. Upon exercise, the option holder recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee is subject to tax withholding by Perot Systems. Unless limited by Section 162(m) of the Code, Perot Systems is entitled to a deduction in the same amount as and at the time the option holder recognizes ordinary income. Upon a disposition of such shares by the option holder, any difference between the sale price and the option holder's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period. Net capital gains on shares held more than 12 months may be taxed at a maximum federal rate of 20% (lower rates may apply depending upon when the stock is acquired and the applicable income tax bracket of the taxpayer). Capital losses are generally allowed in full against capital gains and up to $3,000 against other income.

Stock Awards

Stock awards will generally be taxed in the same manner as non-statutory stock options. However, a stock award is subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code to the extent the award will be forfeited in the event that the employee or consultant ceases to provide services to Perot Systems. As a result of this substantial risk of forfeiture, the employee or consultant will not recognize ordinary income at the time of award. Instead, the employee or consultant will recognize ordinary income on the dates when the stock is no longer subject to a substantial risk of forfeiture, or when the stock becomes transferable, if earlier. The employee's or consultant's ordinary income is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date the stock is no longer subject to forfeiture.

The employee or consultant may accelerate to the date of award his or her recognition of ordinary income, if any, and begin his or her capital gains holding period by timely filing (i.e., within thirty days of the award) an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date of award, and the capital gain holding period commences on such date. The ordinary income recognized by an employee will be subject to tax withholding by Perot Systems. Unless limited by Section 162(m) of the Code, Perot Systems is entitled to a deduction in the same amount as and at the time the employee or consultant recognizes ordinary income.

Cash Awards

Upon receipt of cash, the recipient will have taxable ordinary income, in the year of receipt, equal to the cash received. In the case of a recipient who is also an employee, any cash received will be subject to tax withholding by Perot Systems. Unless limited by section 162(m) of the Code, Perot Systems will be entitled to a tax deduction in the amount and at the time the recipient recognizes compensation income.

The description above is only a summary of the effect of federal income taxation upon option holders and Perot Systems with respect to the grant and exercise of options and awards under the Plan. It is not a complete description of the tax consequences to option holders. In particular, this description does not address the tax consequences arising in the context of the employee's or consultant's death or the income tax laws of any municipality, state or foreign country in which the employee's or consultant's income or gain may be taxable.

Incorporation by Reference

The description above is only a summary of the Plan and does not describe all of its features. The full text of the Plan is attached as Appendix B.


                                 PROPOSAL NO. 3

                     APPROVAL OF THE GRANT OF A STOCK OPTION
                         TO OUR CHIEF EXECUTIVE OFFICER

Subject to Stockholder approval, the Board has approved a grant to Ross Perot, Jr. of an option to purchase 1,050,000 shares of Class A Common Stock at an exercise price per share equal to the fair market value of the Class A Common Stock on the date the Stockholders approve the option, and vesting in five equal annual installments beginning on October 23, 2006.

The Board recommends that you vote "FOR" the grant of a stock option to our CEO.


                                 PROPOSAL NO. 4

                 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

We have appointed the accounting firm of PricewaterhouseCoopers LLP as our independent public accountants to examine our financial statements for the year ending December 31, 2001. A resolution to ratify the appointment will be presented at the Annual Meeting. A majority of the votes cast must vote in favor to ratify the appointment. If the Stockholders do not ratify the appointment, we will reconsider our selection of PricewaterhouseCoopers.

PricewaterhouseCoopers and one of its predecessor firms have audited Perot Systems' financial statements annually since fiscal 1989. A representative of PricewaterhouseCoopers will be at the Annual Meeting and will be given the opportunity to make a statement if they desire to do so, and will be available to answer questions.

For services rendered during 2000, Perot Systems paid PricewaterhouseCoopers the amount set forth next to the type of services in the table below:


                   Type of Services                     Fees Paid
      Audit                                             $375,919
      Financial Information Systems
         Design and Implementation                         -0-
      All Other                                        $1,220,163
      Total                                            $1,596,082


The Board recommends that you vote "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP.


                    STOCK OWNERSHIP OF PRINCIPAL STOCKHOLDERS
                                 AND MANAGEMENT

The following table shows the number of shares of Common Stock beneficially owned as of March 12, 2001 by:

     o each person who we know beneficially owns more than 5% of Perot Systems' Common Stock;
     o    each director;
     o the Chief Executive Officer and the other executive officers required to be named in the Summary Compensation Table; and

     o    all executive officers and directors as a group.


                                                                                                   Class B
                                                                                                    Common
                                                              Class A Common Stock                  Stock
                                                      ----------------------------------       ----------------
                                                      Number of Shares         Percent         Number of Shares
                                                        Beneficially             Of              Beneficially
                                                          Owned(1)           Ownership(1)           Owned
                                                      ----------------       ------------      ----------------
Executive Officers and Directors
Ross Perot, Jr.(2)..............................           31,710,000          33.0%                   --
Joseph Boyd(3)..................................              270,401           *                      --
James Champy(4).................................              975,286           1.0%                   --
Don Drobny(5)...................................            1,205,663           1.3%                   --
Ken Scott(6)....................................              301,225            *                     --
Steven Blasnik(7)...............................               54,000            *                     --
William K. Gayden(8)............................               31,000            *                     --
Carl Hahn.......................................              285,000            *                     --
Ross Perot(9)...................................           31,749,100          33.0%                   --
All Executive Officers and Directors as a Group
(12  Persons)(10)...............................           36,840,460          38.2%                   --

Additional 5% Beneficial Owners
Morton H. Meyerson(11) .........................            5,143,051           5.3%                   --
UBS(12).........................................                --              --                 7,334,320

----------
      *   Less than 1%

     (1) Percentages are based on the total number of shares of Class A Common Stock outstanding at March 12, 2001, plus the total number of outstanding options and warrants held by each person that are exercisable within 60 days of such date. Shares of Class A Common Stock issuable upon exercise of outstanding options and warrants are not deemed outstanding for purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table, other than shared property rights created under joint tenancy or marital property laws between Perot Systems' directors and executive officers and their respective spouses, each stockholder named in the table has sole voting and investment power with respect to the shares of Class A Common Stock set forth opposite such stockholder's name. The shares of Class A Common Stock listed include shares held by Perot Systems' Retirement Savings Plan and Trust for the benefit of the named individuals. Participants in the Plan have investment and voting power over shares held for their benefit.

     (2) Includes 31,705,000 shares owned by HWGA, Ltd. and 5,000 shares owned by Mr. Perot's spouse. Mr. Perot disclaims beneficial ownership of the shares held by his spouse. Ross Perot, Jr., our President and Chief Executive Officer, is a general partner of HWGA and has authority to manage HWGA if the managing general partner, Ross Perot, ceases to be managing general partner. Accordingly, shares owned by HWGA are also shown in this table as being beneficially owned by Ross Perot. The address for Ross Perot, Jr. is 12404 Park Central Drive, Dallas, Texas

          75251, and the address of HWGA is 12377 Merit Drive, Suite 1700, Dallas, Texas 75251.

     (3) Includes 60,000 shares of Class A Common Stock that Mr. Boyd has the right to acquire upon the exercise of vested options and 4,000 shares of Class A Common Stock held by Mr. Boyd's spouse, with respect to which Mr. Boyd shares voting and investment power.

     (4) Includes 200,000 shares of Class A Common Stock held by the Champy Family Irrevocable Trust of which Mr. Champy is a trustee. As trustee, Mr. Champy shares voting and investment power with respect to the shares of Class A Common Stock held by the Champy Trust and, therefore, is deemed the beneficial owner of such shares of Class A Common Stock.

     (5) Includes 4,000 shares of Class A Common Stock held by Mr. Drobny's spouse. Mr. Drobny disclaims beneficial ownership of such shares.

     (6) Includes 112,200 shares of Class A Common Stock that Mr. Scott has the right to acquire upon the exercise of vested options.

     (7) Includes 48,000 shares of Class A Common Stock that Mr. Blasnik has the right to acquire upon the exercise of vested options and 6,000 shares of Class A Common Stock held by Mr. Blasnik's spouse. Mr. Blasnik disclaims beneficial ownership of the shares held by his spouse.

     (8) Includes 10,000 shares held by partnerships of which Mr. Gayden is a general partner and 16,000 shares of Class A Common Stock that Mr. Gayden has the right to acquire upon the exercise of vested options.

     (9) Includes 31,705,000 shares owned by HWGA, Ltd. and 100 shares owned by Mr. Perot's spouse with respect to which Mr. Perot shares voting and investment power. Ross Perot, our Chairman, is the managing general partner of HWGA. Mr. Perot has voting and investment power over shares owned by HWGA. Ross Perot, Jr., President and Chief Executive Officer of Perot Systems, is a general partner of HWGA and has authority to manage HWGA if Ross Perot ceases to be managing general partner of HWGA. Accordingly, shares owned by HWGA are also shown in this table as being beneficially owned by Ross Perot, Jr. The address for Ross Perot and HWGA is 12377 Merit Drive, Suite 1700, Dallas, Texas 75251.

    (10) Includes 346,200 shares of Class A Common Stock that the Executive Officers and Directors have the right to acquire upon the exercise of vested options.

    (11)  This data is based on  information  contained  in  Amendment  No. 2 to
          Schedule 13G filed by the Meyerson Family Limited Partnership with the Securities and Exchange Commission on February 11, 2000. Includes 18,353 shares owned by an estate Mr. Meyerson is executor of, and 4,602,000 shares held by the Meyerson Family Limited Partnership of which Mr. Meyerson is general partner. The address of Mr. Meyerson is 4514 Cole Ave., Dallas, Texas 75205.

    (12) Includes 5,550,000 shares of Class B Common Stock that UBS has the right to acquire upon the exercise of options. The address for UBS AG is Bahnhofstrasse, CH 8001, Zurich, Switzerland.


                             EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

The Summary Compensation Table below shows compensation for the years 2000, 1999, and 1998 for each person who served as the Chief Executive Officer during 2000 and the four other most highly compensated executive officers who were serving as executive officers at the end of 2000.


                           Summary Compensation Table

                                                                                Long Term Compensation
                                                                                        Awards
                                                                             ----------------------------
                                                                                               Securities
                                                Annual Compensation            Restricted        Under-       All Other
                                      -------------------------------------       Stock           lying        Compen-
Name and Principal Position    Year    Salary($)   Bonus($)(1)  Other($)(2)  Award(s)($)(3)      Options    sation($)(4)
---------------------------    -----  ----------   -----------  -----------  --------------    ----------   ------------
Ross Perot, Jr.............    2000     166,667        __           __             __          950,000         __
  President & Chief            1999
  Executive Officer (5)        1998

Ross Perot.................    2000       __           __           __             __             __           __
 Chairman and Former           1999       __           __           __             __             __           __
 President & Chief
 Executive Officer(6)          1998       __           __           __             __             __           __

James Champy...............    2000     520,000        __         12,576           __             __         23,800
  Vice President               1999     513,333      325,000      12,627           __             __         23,400
                               1998     500,000      275,000      13,162           __             __         23,950

Don Drobny.................    2000     393,208        __        236,748(7)        __             __          6,800
   Vice President              1999     320,320      275,000       7,679           __             __         23,207
                               1998     312,000      225,000       3,830           __             __         17,632

Ken Scott..................    2000     355,883        __        310,867(8)        __             __          6,800
  Vice President               1999     405,611      275,000     171,840(9)        __             __          6,400
                               1998     324,240      325,000        __             __             __           __

Joseph Boyd................    2000     325,050        __           __             __             __          6,800
  Vice President               1999     308,367      400,000        __             __             __          6,400
                               1998     240,000      350,000        __             __          200,000        6,400

----------

     (1) Bonus amounts shown in 1999 were earned in 1999 and paid in 2000. Bonus amounts shown for 1998 were earned in 1998 and paid in 1999.

     (2) For Mr. Champy represents the payment of taxes related to the life insurance premiums referenced in Note 4 to this table. For Mr. Drobny represents the payment of taxes in 1998 and 1999 related to the life insurance premiums referenced in Note 4 to this table.

     (3) The number of restricted shares of Class A Common Stock held by the named executive officers and the value of such shares of Class A Common Stock (less the amount paid therefor) at December 31, 2000 were as follows: Mr. Champy -- 600,000 shares of Class A Common Stock, $4,762,500; and Mr. Scott -- 121,800 shares of Class A Common Stock, $890,663. The holders of these restricted shares are entitled to a pro rata distribution of any dividends paid by Perot Systems on the Class A Common Stock.

     (4) In 2000, represents (i) $17,000 in life insurance premiums paid for the benefit of Mr. Champy; and (ii) $6,800 in Company contributions to Perot Systems' 401(k) plan for the benefit of each of Messrs. Champy, Drobny, Scott and Boyd. In 1999, represents (i) $17,000 in life insurance premiums paid for the benefit of Mr. Champy; (ii) $16,807 in life insurance premiums paid for the benefit of Mr. Drobny; and (iii) $6,400 in Company contributions to Perot Systems' 401(k) plan for the benefit of each of Messrs. Champy, Drobny, Scott and Boyd. In 1998, represents (i) $17,550 in life insurance premiums paid for the benefit of Mr. Champy; (ii) $11,232 in life insurance premiums paid for the benefit of Mr. Drobny; and (iii) $6,400 in Company contributions to Perot Systems' 401(k) plan for the benefit of each of Messrs. Champy, Drobny and Boyd.

     (5) Mr. Perot has served as President and Chief Executive Officer since September 1, 2000 and started receiving compensation from Perot Systems on that date.

     (6) Mr. Perot has served as Chairman since February 25, 1998, and served as President and Chief Executive Officer until September 1, 2000. Mr. Perot serves Perot Systems without compensation.

     (7) In 2000, includes $148,844 in housing expenses and $67,256 in tax gross ups related to an overseas assignment.

     (8) In 2000, includes $90,269 in housing expenses and $207,504 in tax gross ups related to an overseas assignment.

     (9) In 1999, includes $153,849 in housing expenses, $8,060 in automobile payments, and $9,931 in tax gross ups related to an overseas assignment.

Stock Option Grants

The following table provides information relating to option grants in 2000 to the named executive officers.

                        Option Grants in Last Fiscal Year

                                   Individual Grants                     Potential Realized
                                                                          Value at Assumed
                   Number of    Percent of                              Annual Rates of Stock
                  Securities   Total Options                             Price Appreciation
                  Underlying    Granted to     Exercise                  for Option Term(2)
                    Options    Employees in      Price    Expiration
     Name         Granted(1)    Fiscal Year     ($/Sh)       Date        5% ($)      10% ($)
---------------   ----------   -------------   --------  -----------  ----------  ------------
Ross Perot, Jr..   950,000        3.35%         $9.50     10/23/2011   $6,410,813  $16,724,378
Ross Perot......     --            --             --          --           --           --
James Champy....     --            --             --          --           --           --
Don Drobny......     --            --             --          --           --           --
Ken Scott.......     --            --             --          --           --           --
Joseph Boyd.....     --            --             --          --           --           --

----------

(1) Grant vests in five equal annual installments beginning on the first anniversary of the grant.

(2) These amounts represent assumed rates of appreciation in value from the date of grant until the end of the option term, at the rates set by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, in the shares of Class A Common Stock.

Option Exercises and Holdings

The following table provides information regarding exercises of stock options by named executive officers during 2000:

               Aggregated Option Exercises in Last Fiscal Year and
                          Fiscal Year-End Option Values

                                                Number of Securities            Value of Unexercised
                     Class A                   Underlying Unexercised          in-the-Money Options at
                     Shares                  Options at Fiscal Year-End            Fiscal Year-End
                   Acquired on    Value    -------------------------------  -------------------------------
     Name          Exercise(#) Realized($) Exercisable(#) Unexercisable(#)  Exercisable($) Unexercisable($)
----------------  ------------ ----------- -------------- ----------------  -------------- ----------------
Ross Perot, Jr..       --          --           --            950,000           --               --
Ross Perot......       --          --           --              --              --               --
James Champy....       --          --           --              --              --               --
Don Drobny......       --          --           --              --              --               --
Ken Scott.......       --          --         112,200         177,800         784,743        1,216,607
Joseph Boyd.....       --          --          36,000         308,000         243,340        2,144,520


Employment Contracts and Change in Control Agreements

James Champy's associate agreement provides for a base salary of $500,000 per year, which is to be reviewed at least annually, and provides for additional benefits, including:

(i) a bonus to be determined in accordance with the current bonus plan for the most senior officers of Perot Systems, (ii) payment of life insurance premiums, and (iii) some travel benefits. Mr. Champy's associate agreement also provides that if Mr. Champy is terminated by Perot Systems other than for cause or substantial misconduct (as defined in his associate agreement) or Mr. Champy is deemed to have been constructively terminated (as defined in his associate agreement), Mr. Champy will receive a severance payment equal to six months of his current base salary. If Mr. Champy's employment is terminated by either party (other than for cause by Perot Systems) within one year of a change in control of Perot Systems (as defined in his associate agreement), Mr. Champy would receive severance equal to six months of his current base salary. Mr. Champy's employment agreement is terminable by Perot Systems upon 30 days' notice and payment of severance equal to six months' base pay plus benefits.

The 1,000,000 restricted shares of Class A Common Stock acquired by Mr. Champy pursuant to his restricted stock agreement vest in equal installments over ten years beginning on the first anniversary of the commencement of his employment. Vesting is contingent on continued employment, but Mr. Champy's restricted shares of Class A Common Stock will continue to vest for limited periods following the termination of his employment if he is terminated by Perot Systems other than for cause or substantial misconduct (as defined in his associate agreement) or is deemed to have been constructively terminated (as defined in his associate agreement). If Mr. Champy's employment is terminated by Perot Systems other than for cause or substantial misconduct, his restricted shares of Class A Common Stock will continue to vest as scheduled for two years following termination. If there is a change in control of Perot Systems (as defined in his associate agreement) and Mr. Champy's employment is terminated by either party within one year of such change in control (other than for cause by Perot Systems), all of his shares of Class A Common Stock scheduled to vest through the next two vesting dates will vest on schedule. If Mr. Champy's employment is terminated for any reason by either party, he has the right to require Perot Systems to purchase his shares for their original cost plus simple interest at the rate of 8% per annum.

Certain Relationships and Related Transactions

Licenses for Use of Name

Perot Systems licenses the right to use the names "Perot" and "Perot Systems" in its current and future businesses, products, or services from the Perot Systems Family Corporation and Ross Perot. The license is a non-exclusive, royalty-free, non-transferable license without geographic restriction. Perot Systems may also sublicense its rights to these names to certain of its affiliates. Under the License Agreement, as amended, either party may, in their sole discretion, terminate the license at any time, with or without cause and without penalty, by giving the other party written notice of such termination. Upon termination by either party, Perot Systems must discontinue all use of the names "Perot" and "Perot Systems" within one year following notice of termination.

Hillwood

Perot Systems provided information technology and energy management services for Hillwood Development Corporation and Hillwood Ventures, affiliates of Ross Perot, Jr. Perot Systems was paid $462,199 for such services. In addition, the Audit Committee has approved the execution of a contract between Perot Systems and Hillwood Development under which Hillwood Development has engaged Perot Systems to provide information technology services for the next three years. Hillwood is expected to pay Perot Systems approximately $4,600,000 during the term of the contract.

Employment of Law Firms

During 2000, we paid Hughes & Luce, L.L.P. $1,195,739 for legal services. A partner in that firm is a son-in-law of Ross Perot and brother-in-law of Ross Perot, Jr.

During 2000, we paid Carrington Coleman Sloman & Blumenthal, L.L.P. $242,375 for legal services. The spouse of Peter Altabef, Vice President, General Counsel and Secretary of Perot Systems, is a partner of Carrington Coleman Sloman & Blumenthal.

                        REPORT OF THE BOARD OF DIRECTORS
                            ON EXECUTIVE COMPENSATION

                                  March 7, 2001

Introduction

This report is provided by the Board to assist our Stockholders in understanding the Board's objectives and procedures in establishing the compensation of Perot Systems' executive officers.

The Board is responsible for establishing and administering the executive compensation program. In structuring compensation programs, and in an effort to adhere to the demands of the competitive market, the Board has been advised by Perot Systems' compensation organization.

Compensation Philosophy and Objectives

The Board believes that compensation of Perot Systems' key executives should:

     o    have equity as a key component;
     o be cost effective - designed to minimize fixed salary and maximize variable pay which tracks to business results;
     o    be compared with industry peers to ensure competitiveness;
     o    attract and retain high caliber Associates on a long term basis; and
     o    align with the business strategy of our fast paced, growing company.

Our policy is to position compensation to be competitive with peer information technology companies with which we compete for talent, with appropriate variation for individual and corporate performance.

2000 Executive Compensation Components

Perot Systems' 2000 executive  compensation program consisted of three elements:
Base Salary, Short-Term Cash Incentives, and Long-Term Incentives. Base Salary was set within a salary range for positions based on sustained individual performance. The Short-Term Cash Incentives program was linked to individual Associate performance and Perot Systems' financial performance and was designed to provide a significant portion of each executive officer's total cash compensation.

Base Salary

     o Base salary ranges for all Associates - including our executive officers - were based on comparisons to the competitive marketplace to assure equitable salary ranges.

     o Salaries within these salary ranges varied by individuals based on experience, responsibility level and individual performance toward the achievement of our goals and objectives.

     o Increases to base salary were determined by a comprehensive study of the competitive market. Final increases made to the base pay of executive officers were determined by individual and company performance.

Short-Term Cash Incentives

The Annual Bonus Program bonuses were linked to corporate financial and strategic results. Corporate financial and strategic results were measured against goals set at the beginning of the plan year. The financial corporate goal was a targeted level of corporate pre-tax profits. Individual target awards varied by position and were based on competitive practices in the information technology industry. Associates had individual performance assessments and final payment percentages were based on individual performance. Based on performance against company financial objectives for the year 2000, our executive officers did not receive any payment under the Annual Bonus Program this year.

Long-Term Incentive Program

Perot Systems utilizes stock options as its long-term incentive vehicle. Stock options are granted by Perot Systems to aid in the retention of Associates and to align the interests of Stockholders.

As with other Associates, executive officers were considered for awards of stock options based on Perot Systems' need to retain the executive officer for future years, the individual executive officer's prior awards of options and restricted stock, and the vesting status of those awards.

Compensation of the Chief Executive Officer

Effective September 1, 2000, Ross Perot, Sr. resigned as President and Chief Executive Officer. Mr. Perot retained the office of Chairman and continues not to accept cash or non-cash compensation for his role with Perot Systems.

Ross Perot, Jr. was elected President and Chief Executive Officer effective September 1, 2000. Mr. Perot's salary is $500,000 per year.

On October 23, 2000, the independent directors of the Board approved a stock option grant for Ross Perot, Jr. for 950,000 shares at an exercise price of $9.50 per share, vesting pro-rata over five years, commencing on the first anniversary of the grant.

On March 7, 2001, the independent directors of the Board approved, and the entire Board ratified, subject to Stockholder approval, a stock option grant for Ross Perot, Jr. for an additional 1,050,000 shares, at an exercise price equal to the fair market value on the date the Stockholders approve the grant, vesting pro-rata over five years commencing on October 23, 2006.

The independent directors of Perot Systems based the annual and incentive compensation of Ross Perot, Jr. on Perot Systems' historical compensation of its CEO's.

Conclusion

The above compensation programs and resulting payments directly reflect the performance of Perot Systems and individual executive officers. The compensation package delivered to Ross Perot, Jr. is designed to motivate and provide an incentive for him to effectively and efficiently execute his duties as Chief Executive Officer. It is our belief that the compensation strategy serves both the interests of the Stockholders and Perot Systems.


                                                  BOARD OF DIRECTORS

                                                  Ross Perot
                                                  Ross Perot, Jr.
                                                  Steve Blasnik
                                                  James Champy
                                                  William K. Gayden
                                                  Carl Hahn


Compensation Committee Interlocks and Insider Participation

As members of the Board, Ross Perot, Ross Perot, Jr. and James Champy will participate in future compensation decisions.


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING REQUIREMENT

Our directors, executive officers and holders of more than 10% of our Class A Common Stock must file reports with the Securities and Exchange Commission indicating the number of shares of Perot Systems' Common Stock they beneficially own and any changes in their beneficial ownership. Copies of these reports must be provided to us. Based on our review of these reports and written representations from the persons required to file them, we believe each of our directors and executive officers timely filed all the required reports during 2000.

                                PERFORMANCE GRAPH

The performance of Perot Systems' securities since February 2, 1999, the inception of public trading, has been compared to the performance of publicly traded securities in the graph set forth below. The starting point for the graph was $43.50 per share, the closing price on Perot Systems' first day of trading following its initial public offering. Therefore, the graph does not reflect the 172% increase from Perot Systems' $16.00 per share initial public offering price that occurred on the first day of trading.




                         COMPARE CUMULATIVE TOTAL RETURN
                        AMONG PEROT SYSTEMS CORPORATION
                      NYSE MARKET INDEX AND MG GROUP INDEX



                                    [GRAPH]


          2/02/99  3/31/99  6/30/99  9/30/99  12/31/99  3/31/00  6/30/00  9/30/00  12/31/00
          -------  -------  -------  -------  --------  -------  -------  -------  --------
SYSTEMS    100.00   58.91    67.82    42.96     43.39     45.98    25.29    24.71    21.12
GROUP IN   100.00   84.02    98.16    92.72    117.66    102.12    70.49    67.21    68.06
MARKET I   100.00  100.73   108.25    98.96    109.05    110.03   108.40   112.61   111.13


----------

     (1) The Media General (MG) Group Index reflects the performance of a peer group of companies selected by Perot Systems. We have included in the peer group companies we believe maintain operations and lines of business similar to those of Perot Systems.

                          REPORT OF THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS

                                  March 7, 2001

The Audit Committee reviewed the audited financial statements of Perot Systems as of and for the fiscal year ended December 31, 2000, with management and
PricewaterhouseCoopers.  The Audit  Committee  has  discussed  and reviewed with
PricewaterhouseCoopers all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements.

PricewaterhouseCoopers has provided the Audit Committee with a formal written statement describing all relationships between the auditors and Perot Systems that might bear on the auditors' independence (as required by the Independence Standards Board Standard No. 1). The Audit Committee has discussed with PricewaterhouseCoopers any relationships that may impact their objectivity and independence, including fees paid to PricewaterhouseCoopers by Perot Systems for services not related to the audit of our year end financial statements and the review of our quarterly financial statements. The Audit Committee has satisfied itself as to PricewaterhouseCoopers' independence.

The Audit Committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of Perot Systems' internal controls and the internal audit function's organization, responsibilities, budget, and staffing. The Audit Committee reviewed with both the independent and the internal auditors their audit plans, audit scope, and identification of audit risks.

Based on the review and discussions with management and PricewaterhouseCoopers, the Audit Committee has recommended to the Board that Perot Systems' audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission.

                                                  AUDIT COMMITTEE

                                                  William K. Gayden
                                                  Carl Hahn

                  STOCKHOLDER PROPOSALS FOR THE ANNUAL MEETING
                           AND FOR 2002 ANNUAL MEETING

Under Article II, Section 4 of our current Bylaws, proposals by Stockholders intended to be presented at the Annual Meeting, must be received by Perot Systems' Secretary at our executive offices no later than the close of business on April 13, 2001.

If you want to include a stockholder proposal in the proxy statement for the 2002 annual meeting, it must be delivered to Perot Systems' Secretary at our executive offices before December 3, 2001.


                                  OTHER MATTERS

At the date of mailing of this Proxy Statement, we are not aware of any business to be presented at the Annual Meeting other than the proposals discussed above. If other proposals are properly brought before the Annual Meeting, any proxies returned to us will be voted as the proxy holders see fit.

                                            BY ORDER OF THE BOARD OF DIRECTORS





                                            Peter Altabef
                                            Secretary

                                                                      Appendix A

                            PEROT SYSTEMS CORPORATION
                             AUDIT COMMITTEE CHARTER

                                Mission Statement

The Audit Committee will assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial reporting process, the system of internal control, the audit process, and the company's process for monitoring compliance with laws and regulations and with the Standards & Ethical Principles of the company. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, management and the internal and external auditors.

Organization

The committee membership will meet the requirements of the audit committee policy of the New York Stock Exchange. Accordingly, the Audit Committee shall be composed of directors who are independent of the management of Perot Systems Corporation and are free of any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of their independence from management and the corporation.

Meetings will occur four times annually and will include Audit Committee members, the Internal Audit Director, the Chief Financial Officer, the General Council or their designates.

Roles & Responsibility

The Audit Committee undertakes, on behalf of the Board of Directors, responsibility for oversight of effective internal control, reliable financial reporting, compliance with regulatory matters and compliance with corporate standards and ethical principals. Accordingly, the Audit Committee will adopt best practices in carrying out the following responsibilities:

Internal Control

     o Evaluate whether management is providing appropriate guidance by communicating the importance of internal control and ensuring that associates possess an understanding of their roles and responsibilities.

     o Gain an understanding of whether internal control recommendations made by internal and external auditors have been implemented by management.

Financial Reporting

     o Review significant accounting and reporting issues, including recent professional and regulatory pronouncements, and understand their impact on the financial statements.
     o Review the annual financial statements and determine whether they are complete and consistent with the information known to committee members, and assess whether the financial statements reflect appropriate accounting principles.
     o Discuss with the external auditors the quality, not just the acceptability, of the company's accounting principles as applied in its financial reporting including the clarity of the financial disclosures.
     o Meet with management and the external auditors to review the financial statements and the results of the audit.
     o Review the annual report before it is released and consider whether the information is adequate and consistent with the members' knowledge about the company and its operations.

Compliance with Laws and Regulations

     o Review the effectiveness of the system for monitoring compliance with laws and regulations and the results of management's investigation and follow-up on any fraudulent acts or accounting irregularities.
     o Be satisfied that all regulatory compliance matters have been considered in the preparation of the financial statements.
     o    Review the findings of any examinations by regulatory agencies.

Compliance with the Standards & Ethical Principles

     o Ensure that the Standards & Ethical Principles are formalized in writing and that associates are aware of them.
     o Evaluate whether management is providing appropriate guidance to associates by communicating the importance of the Standards & Ethical Principles.

Internal Audit

     o Review the activities and organizational structure of the internal audit function. Review the independence and authority of the Internal Audit functions reporting obligations, the proposed audit plans for the coming year and the coordination of such plans with the external auditors.
     o Review the qualifications of the internal audit function and concur in the appointment, replacement, reassignment or dismissal of the director of internal audit.
     o Review a progress report on the internal audit plan, with explanations of any deviations from the original plan.

     o    Review the effectiveness of the internal audit function.

External Audit

     o Review the performance of the external auditors and recommend to the Board of Directors the appointment or discharge of the external auditors. The external auditor is ultimately accountable to the Board of Directors and the Audit Committee.
     o Meet with the external auditors and financial management of the corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion review any comments or recommendations of the independent auditors.
     o Review and confirm the independence of the external auditors by reviewing the non-audit services provided and the auditors' assertion of their independence in accordance with professional standards.

Other Responsibilities

     o Ensure that significant findings and recommendations made by the internal and external auditors are received and discussed on a timely basis.
     o Monitor the status of open internal and external audit findings and recommendations to ensure items are being addressed in a timely manner.
     o Discuss with management and the internal and external auditors significant risks and exposures and the plans to minimize such risks.
     o Review, with the General Counsel, any legal matters that could have a significant impact on the company's financial statements.
     o Annually review and reassess the charter's adequacy and receive approval of significant changes from the Board of Directors.
     o Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside experts for this purpose if, in its judgment, that is appropriate.

Reporting Responsibilities

     o Regularly update the Board of Directors about committee activities and make appropriate recommendations.

                                                                      Appendix B

                            PEROT SYSTEMS CORPORATION
                          2001 LONG-TERM INCENTIVE PLAN


1.   Purposes of the Plan.

               The purposes of this Plan are to provide an incentive to eligible employees, officers, independent consultants, directors who are also employees or consultants, and advisors of the Company whose present and potential contributions are important to the continued success of the Company; to encourage ownership in the Company by key personnel whose long-term employment is considered essential to the Company's continued progress; and to enable the Company to continue to enlist and retain the best available personnel to contribute to the success of the Company's business and, thereby, to encourage Participants to act in the stockholders' interest and share in the Company's success.

2.   Definitions.

     As used herein, the following definitions shall apply:

     (a) "Administrator" means the Board or any of its Committees administering the Plan in accordance with Section 4 of the Plan.

     (b) "Affiliate" means any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant ownership interest as determined by the Administrator, including but not limited to any entity (i) in which the Company, directly or indirectly, owns a 40% or greater voting, equity or other economic interest and (ii) the financial statements of which are consolidated with the financial statements of the Company.

     (c) "Applicable Laws" means the legal requirements relating to the administration of stock plans under U.S. federal, state and local corporate, securities and tax laws and regulations, the New York Stock Exchange or any other stock exchange or quotation system on which the Common Stock is listed or quoted and the analogous applicable laws of any country or jurisdiction where Awards are granted under the Plan.

     (d) "Award" means a Cash Award, Stock Award, Stock Appreciation Right or Option granted to a Participant in accordance with the terms of the Plan.

     (e) "Award Agreement" means an instrument or agreement, in written or electronic form, between the Company and an Awardee evidencing the terms and conditions of an individual Award which instrument or agreement may, but need not, be executed or acknowledged by the Awardee. The Award Agreement is subject to the terms and conditions of the Plan.

     (f)  "Awardee" means the holder of an outstanding Award.

     (g)  "Board" means the Board of Directors of the Company.

     (h) "Cash Awards" means cash awards granted pursuant to Section 13 of the Plan.

     (i) "Code" means the United States Internal Revenue Code of 1986, as amended.

     (j) "Committee" means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

     (k)  "Common Stock" means the Class A common stock of the Company.

     (l) "Company" means Perot Systems Corporation, a Delaware corporation, or any successor entity.

     (m) "Consultant" means any person, including an advisor, engaged by the Company or a Subsidiary to render bona fide services (provided that such services are not provided in connection with the offer and sale of securities in capital-raising transactions) to such entity or any person who is an advisor, director or consultant of an Affiliate.

     (n) "Director" means a member of the Board who is also an Employee or Consultant.

     (o) "Employee" means a regular employee of the Company, any Subsidiary or any Affiliate, including Officers and Directors, who is treated as an employee in the personnel records of the Company, any Subsidiary or any Affiliate for the relevant period, but shall exclude individuals who are classified by the Company, any Subsidiary or any Affiliate as
          (A) leased from or otherwise employed by a third party; (B) independent contractors; or (C) contingent, intermittent or temporary, even if any such classification is changed retroactively as a result of an audit, litigation or otherwise. A Participant shall not cease to be an Employee solely as the result of (i) any leave of absence approved by the Participant's Employer, subject to the provisions of Section 6(b), or (ii) transfers between locations of the Participant's Employer or transfers of the Participant's employment among the Company, any Subsidiary or any Affiliate. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

     (p) "Employer" means, with respect to an Awardee on the relevant date, the Company or any Subsidiary or Affiliate of which Awardee is an Employee or to which Awardee is a Consultant.

     (q)  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     (r) "Fair Market Value" means, as of any date, the last reported sale price for one Share on such date (or the most recent prior date for which the last reported sale price is available) on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if no such reported sale price is available, the average of the closing bid and asked prices for one Share on such exchange on such date (or the most recent prior date for which such prices are available), in either case as reported in The Wall Street Journal or such other source as the Administrator shall determine.

     (s) "Grant Date" means the date selected by the Administrator, from time to time, upon which an Award is granted to a Participant pursuant to this Plan.

     (t) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

     (u) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

     (v) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

     (w) "Option" means an option of any type permitted by Applicable Laws to purchase Shares granted pursuant to this Plan.

     (x)  "Participant" means an Employee, Director or Consultant.

     (y) "Plan" means this 2001 Long-Term Incentive Plan, as amended from time to time.

     (z) "Predecessor Plans" means the Company's (i) 1988 Restricted Stock Plan, (ii) 1989 Pioneer Stock Option Plan, (iii) 1991 Stock Option Plan, (iv) 1992 Advisor Stock Option/Restricted Stock Incentive Plan, and (v) 1996 Advisor and Consultant Stock Option/Restricted Stock Incentive Plan.

     (aa) "Restricted Stock" means shares of Common Stock acquired pursuant to a grant of a Stock Award under Section 11 of the Plan.

     (bb) "Severance Date" means the date shown in the Company's, its Subsidiaries' and Affiliates' personnel or other records as the last day an Awardee was a Participant or, with respect to an Awardee who has a Total Disability, the day such Total Disability ceases to exist unless such Awardee becomes an Employee within a reasonable period determined by the Administrator in its sole discretion.

     (cc) "Share" means a share of the Common Stock, as adjusted in accordance with Section 15 of the Plan.

     (dd) "Stock Appreciation Right" means a right to receive cash equal to the difference between the Fair Market Value of Common Stock on the Grant Date and the Fair Market Value of Common Stock on the date such right is exercised by the Awardee granted pursuant to Section 12 of the Plan.

     (ee) "Stock Awards" means the right to purchase or receive Common Stock pursuant to Section 11 of the Plan.

     (ff) "Subsidiary"  means  a  "subsidiary   corporation,"   whether  now  or
          hereafter existing, as defined in Section 424(f) of the Code.

     (gg) "10%  Shareholder"  means the owner of stock (as determined under Code
          Section 424(d)) possessing more than 10% of the total combined voting power of all classes of stock of the Company (or any parent or Subsidiary of the Company).

     (hh) "Total Disability" means a mental or physical condition that results in an Employee's continued entitlement to long term disability benefits under a long term disability plan sponsored by the Employee's Employer or the U.S. Social Security Act or any equivalent law governing non-U.S. Employees, provided that such mental or physical condition is not the result of any condition or circumstance that the Administrator, in its sole discretion, determines to have resulted from the Awardee's illegal or reckless use of alcohol, drugs or other chemical substances, or from actions taken by the Awardee with the intention of causing self-injury or with reckless disregard for personal health and safety.

3.   Stock Subject to the Plan.

     (a) Subject to the provisions of Section 15 and Section 6(d) of the Plan, the maximum aggregate number of Shares that may be issued in connection with any combination of Awards under the Plan is (i) the aggregate number of Shares remaining available for grants under the Predecessor Plans on the date this Plan is approved by the Company's stockholders, plus (ii) the additional Shares described in paragraph
          (b) below. The Shares may be authorized, but unissued, or reacquired Common Stock.

     (b) If an Award or any award or grant under any Predecessor Plan expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto, if any, shall become available for future grant or sale under the Plan (unless the Plan has terminated). Shares of Restricted Stock that are either forfeited or repurchased by the Company shall become available for future grant or sale under the Plan. Shares that are tendered, whether by physical delivery or by attestation, to the Company by the Participant as full or partial payment of the exercise price of any Award or in payment of any applicable withholding for federal, state, city, local or other taxes incurred in connection with the exercise of any Award shall become available for future grant or sale under the Plan.

4.   Administration of the Plan.

     (a)  Procedure.

          (i) Multiple Administrative Bodies. The Plan may be administered by different Committees with respect to different groups of Participants.

          (ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more "outside directors" within the meaning of Section 162(m) of the Code.

          (iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3 promulgated under the Exchange Act, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

          (iv) Other Administration. The Board may delegate to the Executive Committee of the Board or the chief executive officer of the Company the power to approve Awards to Participants who are not (A) subject to Section 16 of the Exchange Act or (B) at the time of such approval, "covered employees" under Section 162(m) of the Code.

     (b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee or the chief executive officer of the Company, subject to the specific duties delegated by the Board to such Committee or officer, the Administrator shall have the authority, in its discretion:

          (i) to select the Participants to whom Awards may be granted hereunder;

          (ii) to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

          (iii)     to approve forms of agreement for use under the Plan;

          (iv) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when an Award may be exercised (which may or may not be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

          (v) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

          (vi) to adopt rules and procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Administrator is specifically authorized (A) to adopt the rules and procedures regarding the conversion of local currency, withholding procedures and handling of stock certificates which vary with local requirements, and (B) to adopt sub-plans and Plan addenda as the Administrator deems desirable, to accommodate non-US laws, regulations and practice, including but not limited to non-US tax laws and regulations;

          (vii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans and Plan addenda;

          (viii) to modify or amend each Award, including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan, provided, however, that any such amendment is subject to Section 16(c) of the Plan and may not impair any outstanding Award unless agreed to in writing by the Participant;

          (ix) to allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Award that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Awardee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

          (x) to authorize conversion or substitution under the Plan of any or all outstanding stock options or outstanding stock appreciation rights held by employees, directors, officers, consultants, advisors or other service providers of an entity acquired by the Company (the "Conversion Options"). Any conversion or substitution shall be effective as of the close of the merger or acquisition. The Conversion Options may be Nonstatutory Stock Options or Incentive Stock Options, as determined by the Administrator; provided, however, that with respect to the conversion of stock appreciation rights in the acquired entity, the Conversion Options shall be Nonstatutory Stock Options. Unless otherwise determined by the Administrator at the time of conversion or substitution, all Conversion Options shall have the same terms and conditions as Options generally granted by the Company under the Plan;

          (xi) to provide, upon direction by the Board in its sole discretion in the event there is a change of control of the Company or any Subsidiary, as determined by the Board, for the (A) assumption or substitution of, or adjustment to, each outstanding Award; (B) acceleration of the vesting of Options and the termination of any restrictions on Cash Awards or Stock Awards; and/or (C) the cancellation of Awards for a cash payment to the Awardee;

          (xii) to delegate to any officer of the Company any of its powers hereunder, to the extent permitted by Applicable Laws, and to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted under this Plan; and

          (xiii)    to  make  all  other  determinations   deemed  necessary  or
                    advisable for administering the Plan and any Award granted hereunder.

     (c) Effect of Administrator's Decision. The Administrator's decisions, determinations and interpretations shall be final and binding on all Participants.

5.   Eligibility.

     One or more Awards may be granted to Participants, provided, however, that Incentive Stock Options may be granted only to Employees of the Company or any Subsidiary.

6.   Award Limitations.

     (a) Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

     (b) For purposes of Incentive Stock Options, no leave of absence may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the applicable Employer is not so guaranteed, on the 91st day of such leave an Awardee's employment with the Company shall be deemed terminated for Incentive Stock Option purposes and any Incentive Stock Option held by the Awardee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option three months thereafter.

     (c) No Participant shall have any claim or right to be granted an Award and the grant of any Award shall not be construed as giving an Awardee the right to continue in the employ or hire of the Company, its Subsidiaries or Affiliates. Further, the Company, its Subsidiaries and Affiliates expressly reserve the right, at any time, to dismiss a Participant at any time without liability or any claim under the Plan, except as provided herein or in any Award Agreement entered into hereunder.

     (d)  The following limitations shall apply to grants of Awards:

          (i) No Participant shall be granted, in any fiscal year of the Company, Options to purchase more than 2,000,000 Shares.

          (ii) If an Option is cancelled, forfeited, or lapses in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section
                    15), the cancelled, forfeited or lapsed Option will be counted against the limits set forth in subsection (i).

          (iii)     The foregoing limitations shall be adjusted  proportionately
                    in   connection   with   any   change   in   the   Company's
                    capitalization as described in Section 15.

     (e) The following limitations shall apply to grants of Awards to an Employee who is not exempt from the overtime pay provisions of the Fair Labor Standards Act of 1938, as amended (a "Non-Exempt Employee"):

          (i) Options or Stock Appreciation Rights (but not Restricted Stock) may be granted under this Plan to Non-Exempt Employees.

          (ii) Options or Stock Appreciation Rights granted to Non-Exempt Employees must comply with the exercise price and exercise period restrictions set forth below, and other provisions of the "Worker Economic Opportunity Act" of 2000, P.L. 106-202, or other provisions of law, sufficiently to insure that such Options, and any profits, gains or income resulting from such Options, are excluded from such Non-Exempt Employee's overtime pay calculations.

          (iii) No Option granted to a Non-Exempt Employee may be exercisable less than six months after the effective date of the grant of such Option, except in the case of death, Total Disability, retirement or change in control.

7.   Term of Plan.

     Subject to Section 21 of the Plan, the Plan shall become effective upon its adoption by the Board and its approval by the Company's shareholders. It shall continue in effect for a term of 10 years from the later of the date the Plan or any amendment to add shares to the Plan is adopted by the Board and approved by the stockholders unless terminated earlier under Section 16 of the Plan.

8.   Term of Award.

     The term of each Award shall be determined by the Administrator and stated in the Award Agreement. In the case of an Incentive Stock Option, the term shall be 10 years (five years if the Awardee is a 10% Shareholder) from the Grant Date or such shorter period as may be provided in the Award Agreement. In the case of an Option other than an Incentive Stock Option, the term shall be 10 years from the Grant Date or such shorter term as may be provided in the Award Agreement; provided that the term may be up to 11 years in other circumstances deemed appropriate in the discretion of the Administrator.

9.   Option Exercise Price and Consideration.

     (a) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

          (i) In the case of an Incentive Stock Option the per Share exercise price shall be no less than 100% of the Fair Market Value on the Grant Date; provided that if any Participant to whom an Incentive Stock Option is granted is a 10% Shareholder, then the per Share exercise price shall be no less than 110% of the Fair Market Value on the Grant Date.

          (ii) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be no less than 85% of the Fair Market Value on the Grant Date. In the case of a Nonstatutory Stock Option intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, the per Share exercise price shall be no less than 100% of the Fair Market Value on the Grant Date.

          (iii) The exercise price per Share for a Nonstatutory Stock Option granted to a Non-Exempt Employee must be not less than 85% of the Fair Market Value per Share on the effective date of grant of the Option.

          (iv) Notwithstanding the foregoing, at the Administrator's discretion, Conversion Options (as defined in Section 4(b)(x)) may be granted with a per Share exercise price of less than 100% of the Fair Market Value on the Grant Date.

     (b) Vesting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may vest and be exercised and shall determine any conditions that must be satisfied before the Option may be exercised.

     (c) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the Grant Date. Acceptable forms of consideration may, but except for cash, check and wire transfers are not required to, include:

          (i)       cash;

          (ii) check or wire transfer (denominated in U.S. Dollars or other currency the Administrator determines is acceptable);

          (iii) other Shares which (A) in the case of Shares acquired upon exercise of an Option, have been owned by the Participant for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

          (iv) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

          (v)       any combination of the foregoing methods of payment; or

          (vi) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

10.  Exercise of Option.

     (a)  Procedure for Exercise; Rights as a Stockholder.

          (i) Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the respective Award Agreement.

          (ii) An Option granted hereunder shall continue to vest during any authorized leave of absence and such Option may be exercised to the extent vested during such leave of absence.

          (iii)     No Option may be exercised for a fraction of a Share.

          (iv) An Option shall be deemed exercised when the Company receives:

               (A) written or electronic notice of exercise (in accordance with the Award Agreement or the procedures established by the Administrator from time to time) from a person entitled to exercise the Option;

               (B) full payment for the Shares with respect to which the related Option is exercised; and

               (C) full payment of all applicable taxes required to be withheld by the Company or the Awardee's employer in connection with such exercise.

          Shares issued upon exercise of an Option shall be issued in the name of the Awardee or, if requested by the Awardee, in the name of the Awardee and his or her spouse, or in the name of any permitted transferee. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15 of the Plan. Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

     (b) Termination of Employment. Unless otherwise provided in the Award Agreement, if an Awardee ceases to be an Employee, other than as a result of circumstances described in Sections 10(c), (d), or (e) below, the Awardee's Options shall (i) cease to vest immediately upon the Awardee's Severance Date and (ii) terminate on the earlier of 90 days after the Awardee's Severance Date or the expiration of the term of such Option. If the Awardee does not exercise any Shares covered by the vested portion of his or her Option, the unexercised Shares covered by the vested portion of such Option shall revert to the Plan on the earlier of 90 days after the Awardee's Severance Date or the expiration of the term of such Option.

     (c) Total Disability. Unless otherwise provided in the Award Agreement, if an Awardee ceases to be an Employee as a result of the Awardee's Total

          Disability, the Awardee's Options shall (i) continue to vest while the Total Disability continues to exist and (ii) terminate on the earlier of 90 days after the Awardee's Severance Date unless prior to such date the Awardee becomes an Employee or the expiration of the term of such Option. On the Awardee's Severance Date, the Shares covered by the unvested portion of his or her Option shall revert to the Plan. If the Awardee does not exercise any Shares covered by the vested portion of his or her Option, the unexercised Shares covered by the vested portion of such Option shall revert to the Plan on the earlier of 90 days after the Awardee's Severance Date or the expiration of the term of such Option. The Option may be exercised by the guardian of Awardee's property if one has been appointed.

     (d) Retirement. Unless otherwise provided in the Award Agreement, if an Awardee ceases to be an Employee as a result of the Awardee's retirement on or after attaining the age of 65 years, or otherwise in accordance with his or her Employer's retirement policy, the Awardee's Options shall (i) cease to vest immediately upon the Awardee's Severance Date and (ii) terminate on the earlier of one year after the Awardee's Severance Date or the expiration of the term of such Option. On the Awardee's Severance Date, the Shares covered by the unvested portion of his or her Option shall revert to the Plan. If the Awardee does not exercise any Shares covered by the vested portion of his or her Option, the unexercised Shares covered by the vested portion of such Option shall revert to the Plan on the date such Option terminates.

     (e) Death. Unless otherwise provided in the Award Agreement, if an Awardee ceases to be an Employee as a result of his or her death, or dies while the Awardee has a Total Disability to which Section 10(c) applies, the Awardee's Option shall (i) immediately vest with respect to all Shares covered by such Option, and (ii) terminate on the expiration date of such Option. The Option may be exercised by the beneficiary designated by the Awardee (as provided in Section 17), the executor or administrator of the Awardee's estate or, if none, by the person(s) entitled to exercise the Option under the Awardee's will or the laws of descent or distribution. If such Option is not exercised with respect to any Shares covered by such Option, the unexercised Shares shall revert to the Plan on the expiration of the term of such Option.

     (f) Buyout Provisions. At any time, the Administrator may, but shall not be required to, offer to buy out for a payment in cash or Shares an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Awardee at the time that such offer is made.

11.      Stock Awards.

     (a) General. Stock Awards may be issued either alone, in addition to, or in tandem with other Awards granted under the Plan, except to Non-Exempt Employees. After the Administrator determines that it will offer a Stock Award under the Plan, it shall advise the Participant in writing or electronically, by means of an Award Agreement, of the terms, conditions and restrictions related to the offer, including the number of Shares that the Participant shall be entitled to receive or purchase, the price to be paid, if any, and, if applicable, the time within which the Participant must accept such offer. The offer shall be accepted by execution of an Award Agreement in the form determined by the Administrator. The Administrator will require that all Shares subject to a right of repurchase or forfeiture be held in escrow until such repurchase right or risk of forfeiture lapses.

     (b) Termination of Employment. Unless the Administrator determines otherwise, the Award Agreement shall provide for the forfeiture of the unvested Restricted Stock upon the Awardee ceasing to be an Employee except as provided below in Sections 11(c), (d) and (e). To the extent that the Awardee purchased the Restricted Stock, the Company shall have a right to repurchase the unvested Restricted Stock at the lesser of (i) the Fair Market Value or (ii) the original price paid by the Awardee, on or after the Awardee's Severance Date, except as provided below in Sections 11(c), (d) and (e).

     (c) Total Disability. Unless otherwise provided for by the Administrator in the Award Agreement, if an Awardee ceases to be an Employee as a result of the Awardee's Total Disability, (i) the Awardee's Stock Award shall continue to vest while the Awardee's Total Disability continues to exist, and (ii) to the extent that the Awardee purchased the Restricted Stock, the Company shall have a right to repurchase the unvested Restricted Stock at the lesser of (A) the Fair Market Value or (B) the original price paid by the Awardee, on or after the Awardee's Severance Date.

     (d) Retirement of Awardee. Unless otherwise provided for by the Administrator in the Award Agreement, if an Awardee ceases to be an Employee as a result of the Awardee's retirement on or after attaining the age of 65 years, or otherwise in accordance with his or her Employer's retirement policy, the Awardee's Stock Award shall (i) cease to vest immediately upon the Awardee's Severance Date, and (ii) to the extent that the Awardee purchased the Restricted Stock, the Company shall have a right to repurchase the unvested Restricted Stock at the lesser of (A) the Fair Market Value, or (B) the original price paid by the Awardee, on or after the Awardee's Severance Date.

     (e) Death of Awardee. Unless otherwise provided for by the Administrator in the Award Agreement, if an Awardee ceases to be an Employee as a result of his or her death, or dies while the Awardee has a Total Disability to which Section 11(c) applies, the Awardee's Stock Award shall immediately vest with respect to all Shares covered by such Stock Award. The vested portion of the Stock Award shall be delivered to the beneficiary designated by the Participant (as provided in Section 17), the executor or administrator of the Participant's estate or, if none, by the person(s) entitled to receive the vested Stock Award under the Participant's will or the laws of descent or distribution.

     (f) Rights as a Stockholder. Unless otherwise provided for by the Administrator in the Award Agreement, once the Stock Award is accepted, the Awardee shall have the rights equivalent to those of a stockholder, and shall be a stockholder when his or her acceptance of the Stock Award is entered upon the records of the duly authorized transfer agent of the Company.

12.  Stock Appreciation Rights.

     (a)  General.   The  Committee,   in  its   discretion,   may  grant  Stock
          Appreciation Rights to Participants. The following provisions apply to such Stock Appreciation Rights.

     (b) Grant of Stock Appreciation Right. The Stock Appreciation Right shall entitle the holder upon exercise to an amount for each Share to which such exercise relates equal to the excess of (i) the Fair Market Value on the date of exercise over (i) the base or exercise price per Share set forth in the applicable Award Agreement. Notwithstanding the foregoing, the Committee may place limits on the amount that may be paid upon exercise of a Stock Appreciation Right.

     (c) Forfeiture of Option. If a Stock Appreciation Right is granted in tandem with an Option, upon exercise of such Stock Appreciation Right, the related Option shall no longer be exercisable and shall be deemed canceled to the extent of such exercise.

     (d) Form of Payment. The Company's obligation arising upon the exercise of a Stock Appreciation Right may be paid currently or on a deferred basis with such interest or earnings equivalent as may be determined by the Committee, and may be paid in Common Stock or in cash, or in any combination of Common Stock and cash, as the Committee, in its sole discretion, may determine.

     (e) Other Provisions. The Award Agreement evidencing a Stock Appreciation Right shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Committee in its sole discretion. The provisions of such Awards need not be the same with respect to each recipient.

13.  Cash Awards.

     Cash Awards may be granted either alone, in addition to, or in tandem with other Awards granted under the Plan. After the Administrator determines that it will offer a Cash Award, it shall advise the Participant in writing or electronically, by means of an Award Agreement, of the terms, conditions and restrictions related to the Cash Award.

14.  Non-Transferability of Awards.

     Unless determined otherwise by the Administrator with respect to any Award other than an Incentive Stock Option, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by beneficiary designation, will or by the laws of descent or distribution and may be exercised, during the lifetime of the Awardee, only by the Awardee. If the Administrator makes an Award transferable, the Award Agreement for such Award shall contain such additional terms and conditions as the Administrator deems appropriate.

15.  Adjustments Upon Changes in Capitalization or Dissolution or Liquidation.

     (a) Changes In Capitalization. Subject to any required action by the stockholders of the Company, the number and kind of shares of Common Stock covered by each outstanding Award, and the number and kind of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, as well as the price per share of Common Stock covered by each such outstanding Award, shall be proportionately adjusted for any increase or decrease in the number or kind of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

     (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Awardee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Option to be fully vested and exercisable until 10 days prior to such transaction. In addition, the Administrator may provide that any restrictions on any Award shall lapse prior to the transaction, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed transaction.

     (c) Merger or Asset Sale. In the event there is a change of control of the Company or any Subsidiary, as determined by the Board, the Board may, in its discretion, (A) provide for the assumption or substitution of, or adjustment to, each outstanding Award; (B) accelerate the vesting of Options and terminate any restrictions on Cash Awards or Stock Awards; and (C) provide for the cancellation of Awards for a cash payment to the Awardee.

16.  Amendment and Termination of The Plan.

     (a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan and the Administrator may at any time, subject to the authority set forth in Section 4, adopt subordinate arrangements, policies and programs in each case, in such manner as may be necessary to enable the Plan to achieve its stated purposes in any jurisdiction outside the United States in a tax-efficient manner and in compliance with local rules and regulations by adopting schedules of provisions to be applicable to awards granted in such jurisdiction.

     (b) Stockholder Approval. The Company shall obtain stockholder approval of any Plan amendment to the extent necessary or desirable to comply with Applicable Laws.

     (c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Award, unless mutually agreed otherwise between the Awardee and the Administrator, which agreement must be in writing and signed by the Awardee and the Company. Termination of the Plan shall not affect the

          Administrator's ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

17.  Designation of Beneficiary.

     (a) An Awardee may file a written designation of a beneficiary who is to receive the Awardee's rights pursuant to his or her Award or the Awardee may include his or her Awards in an omnibus beneficiary designation for all benefits under the Plan. To the extent that an Awardee has completed a designation of beneficiary while employed with the Company or its Subsidiaries or Affiliates, such beneficiary designation shall remain in effect with respect to any Award hereunder until changed by the Awardee.

     (b) Such designation of beneficiary may be changed by the Awardee at any time by written notice. In the event of the death of an Awardee and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Awardee's death, the Company shall allow the executor or administrator of the estate of the Awardee to exercise the Award, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may allow the spouse or one or more dependents or relatives of the Awardee to exercise the Award.

18.  Legal Compliance.

          Shares shall not be issued pursuant to the exercise of an Option or Stock Award unless the exercise of such Option or Stock Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

19.  Inability To Obtain Authority.

     To the extent the Company is unable, or the Administrator deems it infeasible or commercially impracticable, to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, the Company shall be relieved of any liability with respect to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

20.  Reservation of Shares.

     The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

21.  Stockholder Approval.

     The Plan shall be subject to approval by the stockholders of the Company within 12 months of the date the Plan is adopted. Such stockholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

22.  Notice.

     Any written notice to the Company required by any provisions of this Plan shall be addressed to the Secretary of the Company and shall be effective when received.

23.  Governing Law.

     This Plan and all determinations made and actions taken pursuant hereto shall be governed by the substantive laws, but not the choice of law rules, of the state of Delaware.

24.  Unfunded Plan.

     Insofar as it provides for Awards, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are granted Awards of Shares under this Plan, any such accounts will be used merely as a bookkeeping convenience. Except for the holding of Restricted Stock in escrow pursuant to Section 11, the Company shall not be required to segregate any assets which may at any time be represented by Awards, nor shall this Plan be construed as providing for such segregation, nor shall the Company nor the Administrator be deemed to be a trustee of stock or cash to be awarded under the Plan. Any liability of the Company to any Participant with respect to an Award shall be based solely upon any contractual obligations which may be created by the Plan; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Administrator shall be required to give any security or bond for the performance of any obligation which may be created by this Plan.

Directions to The Westin Park Central Hotel


From DFW International Airport:

Take International Parkway (the one main road running north-south through the Airport) North to State Highway 121 North.

Merge onto I-635 (Lyndon B. Johnson Freeway) East.

Take exit #20 (Hillcrest).  Stay on the service road.

Continue heading East on the service road past the light at Hillcrest and the stop sign at Park Central Drive.

Continue East on the service road. Turn Right at the fountain entrance between the Sheraton Hotel and the MCI building.

The entrance to The Westin will be on your Left. Valet parking is available at this main entrance. To enter the parking garage, take the next Left past the main entrance to The Westin.


From Downtown Dallas:

Proceed North on North Central Expressway.

Take the Coit Road exit (exit #8B) which will veer to the Right. Proceed North on Coit Road.

Turn Left onto Banner Drive.

Turn Right onto Merit Drive.

The parking garage entrance is the first Right turn. If you wish to valet park, proceed to the next Right turn to the main entrance of The Westin.

[LOGO]
C/O PROXY SERVICES
P.O. BOX 9112
FARMINGDALE, NY 11735

VOTE BY PHONE -- 1-800-690-6903
Use any touchtone telephone to transmit your voting instructions until 11:59 p.m. EDT on May 8, 2001. Have your proxy card or e-mail notification available when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY INTERNET -- www.proxyvote.com
Use the Internet to transmit your voting instructions until 11:59 p.m. EDT on May 8, 2001. Have your proxy card or e-mail notification available when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and create an electronic voting instruction form.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return to Perot Systems Corporation, Attention: Legal Department, 12404 Park Central Drive, Dallas, Texas 75251.


TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

                               PEROT1         KEEP THIS PORTION FOR YOUR RECORDS

--------------------------------------------------------------------------------

                                             DETACH AND RETURN THIS PORTION ONLY

              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PEROT SYSTEMS CORPORATION


The Board of Directors recommends a vote FOR the following actions or proposals (as described in the accompanying Proxy Statement). If you sign and return this card without marking, this proxy card will be treated as voting FOR each proposal.

                                                                            For
                                                       For    Withhold      All
                                                       All       All      Except

1.   Election of Directors                             [_]       [_]        [_]
     01) Ross  Perot,  02) James  Champy,
     03) Carl Hahn, 04) Steve Blasnik,
     05) William K. Gayden, 06) Ross Perot, Jr.

To withhold authority to vote, mark "For All Except" and write the nominee's on the line below.

____________________________________________________


Vote On Proposals                                      For    Against    Abstain


2.   Proposal to approve the Perot Systems             [_]       [_]        [_]
     Corporation 2001 Long-Term Incentive Plan and the reservation of shares to be issued under the plan.


3.   Proposal to approve the grant of a stock          [_]       [_]        [_]
     option to our Chief Executive Officer.


4.   Proposal to ratify the appointment of             [_]       [_]        [_]
     PricewaterhouseCoopers LLP as independent public accountants.


In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting.

The undersigned hereby acknowledges receipt of the Proxy Statement and hereby expressly revokes any and all proxies heretofore given or executed by him with respect to the shares represented by the proxy.

Please sign exactly as your name appears on stock certificates. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

For address changes, please check the
box and indicate changes to the right.   [_]



________________________________________    ____________________________________
Signature [PLEASE SIGN WITHIN BOX]  Date    Signature (Joint Owners)        Date

--------------------------------------------------------------------------------

                            PEROT SYSTEMS CORPORATION
                    Proxy For Annual Meeting of Stockholders
                                   May 9, 2001

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Peter A. Altabef and Rex C. Mills, or either of them, proxies, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side, all of the shares of Class A Common Stock of Perot Systems Corporation held of record by the undersigned on March 12, 2001, at the Annual Meeting of Stockholders to be held at The Westin Park Central Hotel, 12720 Merit Drive, Dallas, Texas, at 2:00 p.m. CDT on May 9, 2001 or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS AND IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES LISTED ON THE OPPOSITE SIDE OF THIS CARD, FOR THE PROPOSAL TO ADOPT THE 2001 LONG-TERM INCENTIVE PLAN AND THE RESERVATION OF SHARES TO BE ISSUED UNDER THE PLAN, FOR THE PROPOSAL TO APPROVE THE GRANT OF A STOCK OPTION TO OUR CHIEF EXECUTIVE OFFICER, AND FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT PUBLIC ACCOUNTANTS. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE VOTING THEREOF.